                                                                    EXHIBIT 99.1


                          CONSENT OF PROPOSED DIRECTOR

         I hereby consent to being named in this Registration Statement on Form S-11 as a proposed director of Captec Net Lease Realty, Inc. (the "Company") and have agreed to serve as a director of the Company if elected.



September 5, 1997                                    /s/ Richard J. Peters
                                                     ---------------------
                                                     Richard J. Peters